                                                        Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                          KING WORLD PRODUCTIONS, INC.
            (Exact name of Registrant as specified in its charter)


Delaware                                                  13-2565808
(State or other                                           (I.R.S. employer
jurisdiction of                                           identification number)
incorporation or
organization)

                                 1700 Broadway
                           New York, New York   10019
             (Address of Principal Executive Offices)   (Zip Code)

                                  -----------

                          KING WORLD PRODUCTIONS, INC.
                              AMENDED AND RESTATED
                STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                  -----------

                               Stephen W. Palley
                            Executive Vice President
                          and Chief Operating Officer
                          King World Productions, Inc.
                                 1700 Broadway
                           New York, New York  10019
                    (Name and address of agent for service)

                                 (212) 315-4000
         (Telephone number, including area code, of agent for service)

                                  -----------

                                   Copies to:
                            MARK J. TANNENBAUM, ESQ.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                             New York, N. Y. 10111



                        CALCULATION OF REGISTRATION FEE
================================================================================================
                                                     Proposed       Proposed
                                                     maximum        maximum
                                    Amount           offering       aggregate        Amount of
Title of securities                 to be            price per      offering        registration
to be registered                  registered         share(1)       price(1)            fee
- ------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      1,500,000 shs.       $39.44      $59,156,250          $20,399

================================================================================================

(1) Calculated pursuant to Rule 457(c) and 457(h) using the average of the high and low prices reported on the New York Stock Exchange on July 20, 1994.

                                EXPLANATORY NOTE

                 This Registration Statement relates to the offering of additional shares of Common Stock issuable pursuant to the Registrant's Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan"). The Registrant's Registration Statement on Form S-8 (No. 33-30694) relating to the Company's 1989 Stock Option and Restricted Stock Purchase Plan is incorporated herein by reference. Under cover of this Form S-8 is a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3. The S-3 Reoffer Prospectus may be utilized for reofferings of Common Stock issuable to certain Selling Shareholders through participation in the Plan.


ITEM 8.          EXHIBITS.


Exhibit
Number                    Description
- -------                   -----------
5                Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.

23.1             Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2             Consent of Arthur Andersen & Co.

24               Powers of Attorney (included on signature page hereto).

REOFFER PROSPECTUS





                          KING WORLD PRODUCTIONS, INC.

                                 565,888 SHARES
                                  COMMON STOCK

                 This Prospectus relates to 565,888 shares of Common Stock, $.01 par value ("Common Stock"), of King World Productions, Inc. (the "Company" or "King World") which are issuable pursuant to awards ("Awards") made under the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan") to selected employees of the Company. Such shares may be offered and sold, from time to time, on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. The Company will not receive any of the proceeds from such sales. See "Plan of Distribution."

                 The Common Stock is traded on the New York Stock Exchange. On July 20, 1994, the closing price of the Common Stock was $39 1/2 per share.

                                  -----------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
              THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                  -----------

                 No person has been authorized to give any information or make any representation other than is contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                  -----------

                 The date of this Prospectus is July 22, 1994.

                               TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . . . . .         1

Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . .         2

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . .         3

Incorporation of Certain Documents by Reference . . . . . . . . . .         3

Validity of the Shares  . . . . . . . . . . . . . . . . . . . . . .         3

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4

Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .         4





                                      (ii)

                             AVAILABLE INFORMATION

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933 with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement or incorporated herein by reference is qualified by reference to such document.

                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., in Washington, D.C., and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                 The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy statements and other information filed by the Company with the Commission can be inspected at said exchange.

                 The Company will promptly furnish, without charge, to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to Leonard S. Spilka, King World Productions, Inc., c/o King World Corporation, 830 Morris Turnpike, Short Hills, New Jersey 07078.

                              SELLING STOCKHOLDERS

                 The Selling Stockholders are offering hereby 565,888 shares of Common Stock which have previously been acquired by them or are issuable to them pursuant to Awards made under the Plan. There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.

                 The following table sets forth certain information with respect to the Selling Stockholders as of July 20, 1994.

                                                                                Shares
                                                                             Beneficially              Shares
                                            Position with                     Owned Prior              Offered
Name                                         the Company                    to Offering (1)            Hereby
- ----                                        -------------                   ---------------            -------

                                                                            Number  Percent
                                                                            ------  -------
Stephen W. Palley                           Executive Vice                  298,000    .8%             298,000
                                            President and
                                            and Chief Operating
                                            Officer

Steven R. Hirsch                            President,                      142,000    .3%             142,000
                                            Camelot Entertainment
                                            Sales Inc.

Steven A. LoCascio                          Controller                       65,000    .1%              65,000

Jeffrey E. Epstein                          Former Chief Financial           26,250     *               26,250
                                            Officer

James M. Rupp                               Director                         17,868     *               12,138

Joel Chaseman                               Director                         22,500     *               22,500


- --------------------------

(1) Shares issuable upon exercise of stock options granted pursuant to the Company's 1989 Stock Option and Restricted Stock Purchase Plan and the Amended and Restated Stock Option and Restricted Stock Purchase Plan.

*        Less than .1%.

                              PLAN OF DISTRIBUTION

                 Selling Stockholders may, from time to time, offer all or part of the shares acquired by them pursuant Awards made by the Company under the Plan on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. The Company will pay all expenses in preparing and reproducing the Registration Statement of which this Prospectus is a part, but will not receive any part of the proceeds of any sales of such shares. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders will pay the brokerage commissions charged to sellers in connection with such sales.

                 The Company and the Selling Stockholders may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of the Shares.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 There are incorporated in this Prospectus by reference the following documents which have been filed with the Securities and Exchange
Commission:

                 (a) Annual Report of the Company on Form 10-K for the fiscal year ended August 31, 1993, filed pursuant to Section 13 of the Exchange Act;

                 (b) Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended November, 30, 1993, filed pursuant to Section 13 of the Exchange Act;

                 (c) Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended February 28, 1994, filed pursuant to Section 13 of the Exchange Act;

                 (d) Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended May 31, 1994, filed pursuant to Section 13 of the Exchange Act;

                 (e) Current Report of the Company on Form 8-K dated March 18, 1994, filed pursuant to Section 13 of the Exchange Act, as amended by Form 8-K/A dated May 18, 1994; and

                 (f) "Description of Registrant's Securities to be Registered" contained in the Registration Statement of the Company on Form 8-A filed with the Commission on August 22, 1986 and "Description of Capital Stock" contained in the Company's Registration Statement on Form S-1 (No. 33-8357).

                 All reports subsequently filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


                             VALIDITY OF THE SHARES

                 The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111.

                                    EXPERTS

                 The consolidated financial statements and schedules, included in the Company's Annual Report on Form 10-K for the year ended August 31, 1993, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                 OTHER MATTERS

                 The General Corporation Law of the State of Delaware provides that, under certain circumstances, directors, officers, employees or agents of a Delaware corporation may be indemnified against expenses, payments, fines and amounts actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits, to which they are a party or threatened to be named a party by reason of acting in any of such capacities, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. The By-laws of the Company provide for indemnification of officers and directors under the circumstances, and to the extent, permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions and agreements, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                                   SIGNATURES

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 22ND DAY OF JULY 1994.


                            KING WORLD PRODUCTIONS, INC.



                         By /s/ Stephen W. Palley
                            -------------------------------------------------
                            Stephen W. Palley
                            Executive Vice President and Chief Operating Officer


                               POWER OF ATTORNEY

                 Each person whose individual signature appears below hereby authorizes Stephen W. Palley and Anthony E. Hull, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

          SIGNATURES                                     TITLE                                         DATE
          ----------                                     -----                                         ----
/s/ Michael King                                   President and Director                     July 19, 1994
- ----------------------------------                 (Principal Executive Officer)
     Michael King



                                                   Director
- -----------------------------------
     Roger King



/s/ Stephen W. Palley                              Director                                   July 22, 1994
- ---------------------------------
     Stephen W. Palley



/s/ Diana King                                     Director                                   July 14, 1994
- -----------------------------------
     Diana King



/s/ Richard King                                   Director                                   July 19, 1994
- -------------------------------------
     Richard King

/s/ Ronald S. Konecky                              Director                                   July 22, 1994
- -------------------------------------
     Ronald S. Konecky



/s/ James M. Rupp                                  Director                                   July 22, 1994
- -------------------------------------
     James M. Rupp



                                                   Director
- -------------------------------------
     Joel Chaseman



/s/ Anthony E. Hull                                Chief Financial Officer                    July 22, 1994
- -------------------------------------              (Principal Financial Officer)
     Anthony E. Hull



/s/ Steven A. LoCascio                             Vice President and Controller              July 22, 1994
- -------------------------------------              (Principal Accounting Officer)
     Steven A. LoCascio

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                            DESCRIPTION
- ------                                            -----------
5                        Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.

23.1                     Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2                     Consent of Arthur Andersen & Co.

24                       Powers of Attorney (included on signature page).